Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-99473 on Form N-1A of our report dated November 17, 2005, relating to the financial statements and financial highlights of Merrill Lynch New York Municipal Bond Fund (the "Fund") of Merrill Lynch Multi-State Municipal Series Trust (to be renamed BlackRock New York Municipal Bond Fund of BlackRock Multi-State Municipal Series Trust) appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 25, 2006